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                          [SCOTT PICKFORD LETTERHEAD]

December 12, 2000

ATP Oil & Gas Corporation
4600 Post Oak Place, Suite 230
Houston, Texas 77027-9726

Re: ATP Oil & Gas Corporation
    Form S-1 Registration Statement

Gentlemen:

We hereby consent to the incorporation by reference of our name into the Registration Statement Form S-1 of ATP Oil & Gas Corporation and Subsidiaries.

We hereby consent to the references to our firm under the heading "Experts" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Harry McPhail
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Harry McPhail
Head of Petroleum Engineering